SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


        Date of Report (Date of earliest event reported): June 24, 1998


                 GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-A GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-B GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-C GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-D GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-E GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-F GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-G GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-H
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           (Exact name of Registrant as specified in its Articles)

                              II-A: 0-16388                 II-A: 73-1295505
                              II-B: 0-16405                 II-B: 73-1303341
                              II-C: 0-16981                 II-C: 73-1308986
                              II-D: 0-16980                 II-D: 73-1329761
                              II-E: 0-17320                 II-E: 73-1324751
                              II-F: 0-17799                 II-F: 73-1330632
                              II-G: 0-17802                 II-G: 73-1336572
   Oklahoma                   II-H: 0-18305                 II-H: 73-1342476
----------------              ----------------           ----------------------
(State or other           (Commission File No.)             (I.R.S. Employer
jurisdiction of                                              Identification)
incorporation or
organization)


                Two West Second Street, Tulsa, Oklahoma 74103
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             (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (918) 583-1791


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ITEM 5:     OTHER EVENTS

      Legal Proceedings Update. Registrants' Annual Report on Form 10-K for the year ended December 31, 1997 (the "Annual Report") includes, in "Item 3-Legal Proceedings" a description of a lawsuit in which the Geodyne II-A, II-B, II-C, II-D and II-E Partnerships are plaintiffs (Wolverine Exploration Company, et al. vs. Natural Gas Pipeline Company of America, et al., Case No. CJ-88-5522, District Court of Tulsa County, Oklahoma, filed September 12, 1988). As noted in the Annual Report, on September 6, 1995 an arbitration panel issued its determination in the matter and awarded damages to the plaintiffs. On June 24, 1998 the Tulsa County District Court issued an order confirming the arbitration award. In addition, the District Court set a hearing for July 29, 1998 to determine the amount of interest to be added to the arbitration award.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-A GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-B GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-C GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-D GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-E GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-F GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-G GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-H

                              By:   GEODYNE RESOURCES, INC.
                                    General Partner

                                   //s// Dennis R. Neill
DATE: July 1, 1998               ______________________________
                                 Dennis R. Neill
                                 President